EXHIBIT 10.1


As of October 15, 2008


AMCON Distributing Company 7405 Irvington Road
Omaha, Nebraska 68122

And

Chamberlin Natural Foods, Inc. 430 North Orlando Avenue Winter Park,
Florida 32789

And

Health Food Associates, Inc. 7807 East 51st Street
Tulsa, Oklahoma 74145


RE: ELEVENTH AMENDMENT TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (THIS "AMENDMENT")


Ladies and Gentlemen:

AMCON Distributing Company, a Delaware corporation, ("AMCON"), Chamberlin Natural Foods, Inc., a Florida corporation, ("Chamberlin Natural"), and Health Food Associates, Inc., an Oklahoma corporation, ("Health Food"), (AMCON, Chamberlin Natural, and Health Food, are each referred to as a "Borrower" and are collectively referred to as "Borrowers"), and Bank of America, N.A., a national banking association, successor by merger to LaSalle Bank National Association, (in its individual capacity, "BANA"), as agent (in such capacity as agent, "Agent") for itself, M&I Marshall & Ilsley Bank (successor by merger to Gold Bank), and all other lenders from time to time party to the Loan Agreement referred to below ("Lenders"), have entered into that certain Amended and Restated Loan and Security Agreement dated September 30, 2004 (the "Loan Agreement"). From time to time thereafter, Borrowers, Agent and Lenders may have executed various amendments (each an "Amendment" and collectively the "Amendments") to the Loan Agreement (the Loan Agreement and the Amendments hereinafter are referred to, collectively, as the "Agreement"). Borrowers, Agent and Lenders now desire to further amend the Agreement as provided herein, subject to the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the foregoing recitals, the mutual covenants and agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.  The Agreement hereby is amended as follows:

  (a)  The definition of the term "Trigger Period" is hereby added to
Section 1 of the Agreement to read as follows:

"TRIGGER PERIOD" shall mean the period commencing on the day that notice of an Event of Default is given by Agent to the depository bank.

(b) Section 8 of the Agreement is hereby amended and restated in its entirety as follows:

8.  COLLECTIONS.

(a) Borrowers shall direct all of their Account Debtors to make all payments on the Accounts directly to one or more post office box(s) (each, a "Lock Box") designated by, and under the exclusive control of, Agent, at one or more financial institution(s) acceptable to Agent. Borrowers shall establish one or more accounts (each, a "Dominion Account") in Borrower's name, for the benefit of Agent, with a financial institution acceptable to Agent, into which all payments received in the Lock Box(s) shall be deposited, and into which Borrowers will immediately deposit all payments received by Borrowers on Accounts in the identical form in which such payments were received, whether by cash or check. If Borrowers, any Affiliate or Subsidiary, any shareholder, officer, director, employee or agent of Borrowers or any Affiliate or Subsidiary, or any other Person acting for or in concert with Borrowers shall receive any monies, checks, notes, drafts or other payments relating to or as Proceeds of Accounts or other Collateral, Borrowers and each such Person shall receive all such items in trust for Agent and, immediately upon receipt thereof, shall remit the same (or cause the same to be remitted) in kind to such Dominion Account. The financial institution with which a Dominion Account is established shall acknowledge and agree, in a manner satisfactory to Agent, that (x) such financial institution has no right to setoff against the Lock Box or such Dominion Account or against any other account maintained by such financial institution into which the contents of the Lock Box or such Dominion Account are transferred and (y) during the existence of a Trigger Period, such financial institution will follow the instructions of Lender with respect to disposition of funds in the Lock Box and such Dominion Account without further consent from Borrowers, including without limitation that such financial institution shall wire, or otherwise transfer in immediately available funds to Agent in a manner satisfactory to Agent, funds deposited in such Dominion Account on a daily basis as such funds are collected. Borrowers agree that all payments made to such Dominion Account or otherwise received by Agent, whether in respect of the Accounts or as Proceeds of other Collateral or otherwise (except for proceeds of Collateral which are required to be delivered to the holder of a Permitted Lien which is prior in right of payment) shall, during the existence of a Trigger Period, be the sole and exclusive property of Agent and shall be applied on account of the Liabilities in accordance with the terms of this Agreement. If no Trigger Period is then continuing, Borrowers may access the funds in such Dominion Account and may, at its discretion, cause all or any portion of the funds in such Dominion Account to be paid to Agent for application to the Liabilities in accordance with the terms of this Agreement. Borrowers agree to pay all customary fees, costs and expenses in connection with opening and maintaining the Lock Box(s) and such Dominion Account. All of such fees, costs and expenses if not paid by Borrowers, may be paid by Agent and in such event all amounts paid by Agent shall constitute Liabilities hereunder, shall be payable to Agent by Borrowers upon demand, and, until paid, shall bear interest at the default rate applicable to Revolving Loans hereunder. All checks, drafts, instruments and other items of payment or Proceeds of Collateral required to be delivered to Agent hereunder shall be endorsed by Borrowers to Agent, and, if that endorsement of any such item shall not be made for any reason, Agent is hereby irrevocably authorized to endorse the same on Borrowers' behalf. For the purpose of this section, Borrowers irrevocably hereby make, constitute and appoint Agent (and all Persons designated by Agent for that purpose) as Borrowers' true and lawful attorney and agent-in-fact during the continuance of an Event of Default (i) to endorse Borrowers' names upon said items of payment and/or Proceeds of Collateral and upon any Chattel Paper, Document, Instrument, invoice or similar document or agreement relating to any Account of Borrowers or Goods pertaining thereto; (ii) to take control in any manner of any item of payment or Proceeds thereof and (iii) to have access to any lock box or postal box into which any of Borrowers' mail is deposited, and open and process all mail addressed to Borrowers and deposited therein.

(b) Agent may, at any time and from time to time after the occurrence and during the continuance of an Event of Default, whether before or after notification to any Account Debtor and whether before or after the maturity of any of the Liabilities, (i) enforce collection of any of Borrowers' Accounts or other amounts owed to such Borrower by suit or otherwise; (ii) exercise all of Borrowers' rights and remedies with respect to proceedings brought to collect any Accounts or other amounts owed to such Borrower; (iii) surrender, release or exchange all or any part of any Accounts or other amounts owed to such Borrower, or compromise or extend or renew for any period (whether or not longer than the original period) any indebtedness thereunder; (iv) sell or assign any Account of such Borrower or other amount owed to such Borrower upon such terms, for such amount and at such time or times as Agent deems advisable; (v) prepare, file and sign such Borrower's name on any proof of claim in bankruptcy or other similar document against any Account Debtor or other Person obligated to such Borrower; and (vi) do all other acts and things which are necessary, in Agent's sole discretion, to fulfill such Borrower's obligations under this Agreement and the Other Agreements and to allow Agent to collect the Accounts or other amounts owed to such Borrower. In addition to any other provision hereof, Agent may at any time, after the occurrence and during the continuance of an Event of Default, at Borrowers' expense, notify any parties obligated on any of the Accounts to make payment directly to Agent of any amounts due or to become due thereunder.

(c) For purposes of determining the amount of Loans available for borrowing purposes, during the existence of a Trigger Period, the ledger balance in the main Dominion Account held at BANA or by Agent as of the end of a Business Day shall be applied to the Liabilities at the beginning of the next Business Day, provided that absent the existence of a Trigger Period, any such application by Agent of the ledger balance in the Dominion Account to the Liabilities shall be at the beginning of the next Business Day following Borrowers' direction to make such application. However, solely for purposes of computing interest hereunder, in addition to Agent's standard fees and charges relating to the Dominion Account, any application by Agent of such ledger balance to the Liabilities shall be deemed to be made on the same Business Day as application to the Liabilities as set forth in the preceding sentence. If, as a result of such application, a credit balance exists, the balance shall not accrue interest in favor of Borrowers and shall be made available to Borrowers as long as no Event of Default exists. Borrowers irrevocably waives the right to direct the application of any payments or Collateral proceeds, and agrees that Agent shall have the continuing, exclusive right to apply and reapply same against the Liabilities, in such manner as Agent deems advisable, notwithstanding any entry by Agent in its records.

2. This Amendment shall not become effective until Agent shall have received this Amendment, duly executed by the parties hereto.

3. The representations and warranties set forth in Section 11 of the Agreement shall be deemed remade as of the date hereof by each Borrower, except that any and all references to the Agreement in such representations and warranties shall be deemed to include this Amendment. No Event of Default has occurred and is continuing and no event has occurred and is continuing which, with the lapse of time, the giving of notice, or both, would constitute an Event of Default under the Agreement.

4. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument

5. Except as expressly amended hereby, the Agreement and the Other Agreements are hereby ratified and confirmed by the parties hereto and remain in full force and effect in accordance with the terms thereof. Each Borrower hereby reaffirms its grant of the security interest in the Collateral.

6. This Amendment shall be governed by and construed under the laws of the State of Illinois, without regard to conflict of laws principles of such State.




[Signatures appear on following pages.]







(Signature Page to Eleventh Amendment to
Amended and Restated Loan and Security Agreement)


BANK OF AMERICA, N.A.,
a national banking association, successor by merger to, LaSalle Bank National Association, as Agent and a Lender

By: /s/ Jason Hoefler
Title: VP


M&I MARSHALL & ILSLEY BANK,

By: /s/ Sam S. Pepper, Jr.
Print Name: Sam S. Pepper, Jr.
Title: EVP

By: /s/ Dan Dewitt
Print Name: Dan Dewitt
Title: AVP



(Signature Page to Eleventh Amendment to Amended and Restated Loan and Security Agreement)

ACKNOWLEDGED AND AGREED TO this 15th day of January, 2009:


AMCON DISTRIBUTING COMPANY

By: /s/ Andrew C. Plummer
Title: VP/CFO


CHAMBERLIN NATURAL FOODS; INC.

By: /s/ Clifford W. Ginn
Title: VP


HEALTH FOOD ASSOCIATES, INC.

By: /s/ Clifford W. Ginn
Title: VP